UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2021
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PhaseBio Pharmaceuticals, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-38697	03-0375697
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Great Valley Parkway, Suite 30 Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

(610) 981-6500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	PHAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement
On March 10, 2021, PhaseBio Pharmaceuticals, Inc. (the “Company”) entered into a Supply Agreement (the “Agreement”) with BioVectra Inc. (“BioVectra”) for the manufacture and supply by BioVectra of bulk drug substance (API) for the Company’s lead product candidate bentracimab, also known as PB2452 (“Product”), for commercial distribution following regulatory approval. Under the terms of the Agreement, BioVectra has committed to maintaining capacity to manufacture an agreed number of batches of Product each year, and the Company has committed to purchase a specified minimum number of batches of Product per year (“Minimum Annual Commitment”), although the Company is free to contract with third parties for the manufacture of Product.
The Company will pay a supply price per batch of Product (the “Supply Price”) to be determined after the manufacturing process for Product is validated in accordance with the Agreement (“Validation”), plus the cost of certain consumables, raw materials, and third-party testing. The parties have agreed that the initial Supply Price of Product will be within a specified percentage of the estimated supply price set forth in the Agreement and will remain firm through the second anniversary of Validation. Thereafter, on an annual basis following the second anniversary of Validation, either party may propose adjustments to the Supply Price for increases or decreases based on a specified inflation rate, subject to a maximum inflation adjustment per year, and BioVectra may propose adjusting the supply price beyond that inflation rate if it can document extraordinary increases or decreases in costs, subject to a specified maximum percentage increase or decrease per year.
Pursuant to the Minimum Annual Commitments, the Company is obligated to purchase a minimum of (i) approximately $14 million of batches of Product in years 2022 through 2023, (ii) approximately $37 million of batches of Product in 2024, and (iii) approximately $48 million of batches of Product in each of years 2025 through 2031. In the event the Company does not purchase the applicable Minimum Annual Commitment in a given year, the Company will be obligated to make a payment to BioVectra in an amount equal to the then-applicable Supply Price per batch multiplied by the difference between the Minimum Annual Commitment for such year and the number of batches of Product the Company actually purchased in such year (“Minimum Shortfall Payment”), except in the event that BioVectra was unable to deliver the number of batches ordered by the Company in such year. In the event of certain serious or extended failures by BioVectra to supply Product in the quantities ordered by the Company in a given year, the Company’s Minimum Annual Commitment for such year (and potentially one or more subsequent years) will be subject to reduction, and the Company’s obligation to make a Minimum Shortfall Payment for such year (and potentially one or more subsequent years) will be waived. The Company will have the right to reduce the Minimum Annual Commitments for the year 2026 and subsequent years by up to a specified maximum percentage per year. Further, if the Company is only able to obtain regulatory approval for products incorporating Product in only one of the U.S. or Europe, BioVectra and the Company have agreed to discuss in good faith an amendment to the Agreement to reflect decreased requirements for Product and impacts to the Supply Price to reflect lower volume commitments.
The initial term of the Agreement commences on the effective date of the Agreement and continues until the tenth anniversary of Validation. The term of the Agreement may be extended for additional one-year periods upon mutual agreement of the parties. Either party may terminate the Agreement in the event of an uncured material breach by the other party or upon the occurrence of certain events of insolvency of the other party. The Company may terminate the Agreement (i) in the event of certain regulatory compliance failures by BioVectra or any person employed or retained by it to perform services under the Agreement, or (ii) subject to payment of a termination fee to BioVectra (the amount of which decreases over the term of the Agreement from an initial maximum in the mid-teens of millions of dollars to zero), in the event the Company decides that it will not, or is unable to, pursue regulatory approval or commercialization of products incorporating Product or in the event of termination of the Company’s license to the Product from MedImmune Limited. The Company may also terminate the Agreement without cause and without payment of a termination fee upon 24 months’ notice following the fifth anniversary of regulatory approval of a product incorporating Product by either the U.S. Food and Drug Administration or European Medicines Agency.
The Agreement contains, among other provisions, representation and warranties, indemnification obligations, confidentiality, publicity, audit and inspection, and intellectual property sharing provisions in favor of each party that are customary for an agreement of this nature.
The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the text of the Agreement, a copy of which will be filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

Item 7.01 Regulation FD Disclosure.
On March 11, 2021, the Company issued a press release announcing the Agreement. A copy of this press release is furnished herewith as Exhibit 99.1 to this report. The information contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 11, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PhaseBio Pharmaceuticals, Inc.

Dated: March 11, 2021	By:	/s/ John P. Sharp
John P. Sharp
Chief Financial Officer